SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

                                 Date of report
                       (date of earliest event reported):
                                  JULY 9, 1997


                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)


      State of Utah                  0-19566                   87-0437723
(State of Incorporation)            (Commission             (I.R.S. Employer
                                      File No.)             Identification No.)



502 North 3rd Street, Suite #8, McCall, Idaho                    83638
  (Address of principal executive offices)                     (Zip code)


               Registrant's telephone number, including area code:
                                 (208) 634-7080


                                    No Change
          (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS.

U.S. ENERGY OFFICIAL TERMS KAZAKSTAN MISSION A SUCCESS

     COPENHAGEN, Denmark--Officials of Earth Search Sciences Inc. (OTC: EDIS) today announced the successful completion of the first mission of the company's new hyperspectral imaging system, Probe 1.
     Earth  Search  officials   participating  in  the  Third  International
Airborne Remote Sensing Conference and Exhibition in Copenhagen, received confirmation of the remote sensing mission's success in collecting data on mineral and environmental targets in a letter from the senior U.S. Department of Energy official assigned to the project. W. Randy Bell, project manager of the mission to the remote Asian country, sent a letter to Earth Search Sciences chairman Larry Vance calling the "incredible technical, political and logistical challenge" a success.
     Earth Search contracted with Sydney, Australia-based Integrated Spectronics Pty. Ltd. to design and manufacture Probe 1. Earth Search Sciences, together with strategic partners Applied Signal and Image Technology and California Microwave Inc., is scheduling new missions for Probe 1.
     The United States' Kazakstan mission employed a "suite" of sensors, including Earth Search Sciences' breakthrough Probe 1 instrument and processing software. Earth Search Sciences, in exchange for deploying its Probe 1 for the mission, developed a consortium with the Kazakstan government that holds licenses and shares in the mineral concessions of a vast region of the Asian country.
     In his letter to Vance from Almaty, Kazakstan, Bell wrote of three particular successes by Earth Search Sciences in deploying its new Probe 1 hyperspectral-imaging sensor in Kazakstan:

         -- "From an engineering and scientific perspective, I have been quite impressed with the way you have brought together innovative hardware developers to build a leading-edge sensor and integrated the output data from this system into a new custom software package that implements advanced automated orthogonal subspace projection analysis techniques that have only just been discussed at the latest mathematical remote sensing symposiums.

         -- "From a practical, real life project management perspective, I have to compliment you on your ability to accelerate the whole development schedule to meet the political pressures unique to Kazakstan, support the regulations and Quality Assurance processes involved in integrating your system into a U.S. military aircraft and logistically supporting the maiden deployment of your system in what seemed to be the farthest corner of the world.

         -- "And, from a strategic vision perspective, I applaud your insight into the remote sensing and industrial development opportunity presented by the coincidence of untapped mineral wealth in the Semipalatinsk nuclear test site region, and the expanding relations between the United States Department of Energy and the Republic of Kazakstan Ministry of Sciences on nuclear matters.
              I'm also thankful that you had the persistence to see the vision through when it appeared like there were more setbacks than progress."

     Brian Savage, president of Earth Search, said: "We are gratified that the Probe 1 has delivered everything we believed it would on this mission. The proof is in the pudding--or in this case in the precise image Probe 1 and our breakthrough processing software delivered, showing mineral indications and environmental challenges unique to Kazakstan."
     Earth Search's newly developed Probe 1 instrument identifies mineral "signatures" or other constituents from an airplane-mounted platform. The instrument has extensive mineral exploration and environmental applications.
     Savage said Earth Search Sciences believes Kazakstan has the potential to be one of the world's great mineral producers.
     The Department of Energy sponsored the peacetime mission to the former Soviet state to help scientists there by providing data and training in "imagery analysis" of economic and environmental targets. At the same time, the work delivered a dividend of information about mineral deposits in an extensive tract of the country.
     In his letter about the project, Bell said, "My intent in writing this letter is simply to acknowledge the superior, innovative, and dedicated work I have witnessed in the past eight months of close interaction that I have had with your people as we prepared and executed this difficult, but rewarding, mission."

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on it behalf by the undersigned duly authorized.

                                        Earth Search Sciences, Inc.

                                        /S/Larry F. Vance
                                        Chairman and Director

July 9, 1997